Exhibit 99.1

PRESS RELEASE	Contact:	Lorelle Fritsch
For Immediate Release		Senior Vice President and
Chief Accounting Officer
(757) 217-1000

Neal A. Petrovich
Executive Vice President and
Chief Financial Officer
(757) 217-1000

Hampton Roads Bankshares Receives Letter from NASDAQ Relating to its Late Form 10-K

Norfolk, Virginia, April 7, 2010: Hampton Roads Bankshares, Inc. (the “Company” - NASDAQ: HMPR), the holding company for Bank of Hampton Roads and Shore Bank, announced today that it received a non-compliance notice from the NASDAQ Stock Market stating that the Company was not in compliance with the rules for continued listing, including Rule 5250(c)(1), because it has not timely filed its Annual Report on Form 10-K for the year ended December 31, 2009.  Issuance of such a notice is standard NASDAQ procedure when a listed company fails to timely file its Form 10-K.  The NASDAQ letter indicated that the Company has until June 1, 2010 to submit a plan to regain compliance.  If such a plan is timely submitted by the Company, the NASDAQ Staff can grant the Company up to 180 calendar days from the due date of the Form 10-K (or until September 13, 2010) to regain compliance.

As disclosed in the Company’s Form 12b-25, Notification of Late Filing, filed with the Securities and Exchange Commission on March 17, 2010, the Company has not yet completed its financial statements for the fiscal year ended December 31, 2009.  The Company currently plans to file the Form 10-K in April 2010 and to thereby regain compliance with the rules for continued listing.  If, for any reason it is unable to file the Form 10-K prior to June 1, 2010, the Company intends to submit a plan to regain compliance to the NASDAQ Listing Qualifications Department no later than June 1, 2010. No assurance can be given that NASDAQ will grant an exception for the full 180-day period contemplated in the NASDAQ Marketplace Rules, if at all.  Under NASDAQ’s rules, the Company’s common stock would continue to be listed on NASDAQ until June 1, 2010, and for any exception period that may be granted to the Company by the NASDAQ Listing Qualifications Department.  However, until the Company regains compliance, quotation information for the Company’s common stock will include an indicator of the Company’s non-compliance and the Company will be included in a list of non-compliant companies on the NASDAQ website.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the ability to file the Form 10-K and regain compliance with the NASDAQ rules.  Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. For an explanation of the risks and uncertainties associated with our forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009,and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.